AXP VARIABLE PORTFOLIO PARTNERS SERIES, INC.

                                 EXHIBIT INDEX


Exhibit (a)       Form of Articles of Incorporation
Exhibit (b)       Form of By-laws
Exhibit (d)(1)    Form of Investment Mgmt Services Agmt.
Exhibit (d)(2)    Form of Investment Subadvisory Agmt. (EQSF)
Exhibit (d)(3)    Form of Investment Subadvisory Agmt. (Royce)
Exhibit (d)(4)    Form of Investment Advisory Agreement
Exhibit (d)(5)    Form of Administrative Services Agreement
Exhibit (g)       Form of Custodian Agreement
Exhibit (m)(1)    Form of Plan and Agmt. of Distribution
Exhibit (p)(3)    Code of Ethics (Royce)
Exhibit (p)(4)    Code of Ethics (EQSF)
Exhibit (q)(1)    Directors' Power of Attorney
Exhibit (q)(2)    Officers' Power of Attorney